Exhibit 99.1

PATHMARK STORES, INC.

May 15, 2006

Stock Option Grant Notice

Dear [NAME]:

Pathmark Stores, Inc. (the “Company”), pursuant to the Company's 2000 Employee Equity Plan, has granted you a Stock Option to purchase the number of shares of Common Stock set forth below. This Stock Option is subject to all of the terms and conditions set forth in this Grant Notice, in the Plan and in the attached Terms and Conditions. The attached Terms and Conditions, together with this Grant Notice, form the Award Agreement.

Participant:	[NAME]
Date of Award:	May 15, 2006
Number of Shares of Common Stock Subject to Stock Option:	[NUMBER]
Incentive or Nonqualified Stock Option:	Nonqualified Stock Option
Exercise Price Per Share:	$[FMV]
Expiration Date:	May 14, 2016

Vesting Schedule:

Subject to the other terms and conditions of the Plan and the Award Agreement, the Stock Option will vest and become exercisable as to 25% of the shares of Common Stock subject thereto on the first anniversary of the Date of Award, and will vest and become exercisable as to an additional 25% on each subsequent anniversary of the Date of Award (full vesting on forth anniversary of the Date of Award), subject to your continued employment with the Company on each such anniversary date.

Payment of the Exercise Price:

The exercise price of the Stock Option may be paid by the Participant to the Company (i) by cash or check, (ii) by delivery of other shares of Common Stock of the Company with a value equal to the exercise price that, in the case of shares acquired previously from the Company, have been owned by the Participant for at least six months on the date of delivery, or (iii) a combination of any of (i) and (ii). In addition, in accordance with the rules and procedures established by the Committee for this purpose, the Stock Option may also be exercised through a “cashless exercise” procedure approved by the Committee.

Please indicate your acceptance of the foregoing by signing and dating where indicated below.

Sincerely,

[NAME]

[TITLE]

Accepted and Agreed:

[NAME]

Date

2

PATHMARK STORES, INC. 2000 EMPLOYEE EQUITY PLAN

STOCK OPTION TERMS AND CONDITIONS

Pursuant to the Stock Option Grant Notice (“Grant Notice”) and these Terms and Conditions, Pathmark Stores, Inc. (the “Company”) has granted you, as of the “Date of Award” set forth in the Grant Notice, a Stock Option under its 2000 Employee Equity Plan (the “Plan”) to purchase the number of shares of the Company's Common Stock indicated in the Grant Notice at the exercise price indicated in the Grant Notice. The Stock Option is a Nonqualified Stock Option.

The Grant Notice and these Terms and Conditions form the Award Agreement and all references to the Award Agreement shall be considered to include the Grant Notice and these Terms and Conditions. Defined terms not explicitly defined in the Award Agreement but defined in the Plan shall have the same definitions as in the Plan. As used in the Award Agreement, the terms “you” and “your” refer to the Participant identified in the Grant Notice.

The details of your Stock Option are as follows:

1.	VESTING; ACCELERATED VESTING.

(a)          Subject to the other terms and conditions of the Plan and the Award Agreement, your Stock Option will vest as provided in the Grant Notice.

(b)          Your Stock Option will be considered fully vested in the event that your employment with the Company is terminated by reason of your Involuntary Termination (as such term is defined in your current employment agreement with the Company (or, if you do not have an employment agreement, your change in control severance agreement with the Company), “Involuntary Termination”), death or your permanent and total disability within the meaning of Section 22(e)(3) of the Code (“Disability”). Upon termination of your employment for any reason other than Involuntary Termination, death or Disability, the unvested portion of your Stock Option will be forfeited.

2.            METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your Stock Option. You may elect to make payment of the exercise price in any manner that is permitted by the Grant Notice.

3.            SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, your Stock Option may not be exercised unless the shares of Common Stock issuable upon exercise of your Stock Option are then registered under the United States Securities Act of 1933, as amended (the “Securities Act”) or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your Stock Option must also comply with other applicable laws and regulations governing the Stock Option, and the Stock Option may not be exercised if the Company determines that the exercise would not be in material compliance with such laws and regulations.

4.            TERM. Subject to the other terms and conditions of the Award Agreement, the term of your Stock Option commences on the Date of Award and shall expire on the expiration date indicated in the Grant Notice (the “Expiration Date”).

5.	TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL.

(a)          Except as otherwise expressly provided in Section 1(b) and this Section 5 of these Terms and Conditions, the terms of Section 7(c) of the Plan shall apply to any rights you have with respect to your Stock Option on and after your termination of employment with the Company or upon a Change in Control; provided that, for purposes of Section 7(c)(i) of the Plan, the defined term “Person” shall not mean The Yucaipa Companies, LLC and its affiliates (“Yucaipa”) and the defined term “Business Combination” shall not mean a merger, amalgamation or consolidation with, or sale or other disposition of assets to or acquisition of assets of Yucaipa; provided further, that in the event a Change in Control occurs after the Date of Award and prior to the first anniversary of the Date of Award, then Section 7(c)(i) of the Plan shall not apply to any rights you have with respect to your Stock Option upon a Change in Control.

(b)          In the event of your termination of employment by reason of your Involuntary Termination, death, Disability or your retirement from your employment on or after your 60th birthday, the Stock Option shall remain exercisable until the earlier of the second anniversary of the date of such termination and the Expiration Date.

(c)          In the event of a Change of Control, the Board of directors, in its sole discretion and without your consent, may provide for:

(i)           The continuation of your Stock Option by the Company (if the Company is the surviving corporation);

(ii)          The assumption of your Stock Option by the surviving corporation or its parent;

(iii)        The substitution by the surviving corporation or its parent of stock option(s) with substantially the same terms for your outstanding Stock Option; or

(iv)         The cancellation of each of your Stock Option upon payment to you of an amount in cash or cash equivalents equal to (A) the Fair Market Value at the time of the Change of Control of the shares of Common Stock subject to your Stock Option, minus (B) the exercise price of your Stock Option.

6.            EXERCISE. You may exercise your Stock Option, to the extent vested, in whole or in part during its term by delivering a written notice of exercise (in a form designated by or otherwise acceptable to the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require. The Stock Option may be exercised for whole shares of Common Stock only.

7.            TRANSFERABILITY. Your Stock Option is not transferable, except by will or by the laws of descent and distribution or pursuant to a domestic relations order, and is exercisable during your life only by you; provided, however, that the Committee may, in its discretion and subject to such terms and conditions as it shall specify, permit the transfer of an Award for no consideration to your family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, “Permitted Transferees”). If the Stock Option is transferred to a Permitted Transferee, it shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee.

Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your Stock Option.

8.            STOCK OPTION NOT A SERVICE CONTRACT. Your Stock Option is not an employment or service contract, and nothing in your Stock Option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or one of its subsidiaries, or of the Company or any of its subsidiaries to continue your employment. In addition, nothing in your Stock Option shall obligate the Company or any of its subsidiaries, their respective shareholders, Boards of Directors, officers or employees to continue any relationship that you might have as a director, advisor or consultant for the Company or subsidiary.

9.            WITHHOLDING OBLIGATIONS. You may satisfy any applicable tax withholding obligation relating to the exercise or acquisition of Common Stock under your Stock Option by any of the following means (in addition to the right of the Company or any of subsidiaries to withhold from any compensation it paid to you) or by a combination of such means: (a) tendering a cash payment; (b) at the option of the Company, authorizing the Company to withhold shares from the shares of Common Stock otherwise deliverable to you as a result of the exercise of your Stock Option (but no more than the minimum required withholding liability); or (c) delivering to the Company owned and unencumbered shares of Common Stock that, in the case of shares acquired previously from the Company, you have owned for at least six months prior to such delivery.

10.          NOTICES. Any notices provided for you in your Stock Option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices sent by the Company to you, if sent by registered or certified mail and addressed to you at the last address you provided to the Company.

11.          PLAN DOCUMENT CONTROLS. Your Stock Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Stock Option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except for terms with respect to which the Plan expressly defers to the Award Agreement, in the event of any conflict between the provisions of your Stock Option and those of the Plan, the provisions of the Plan shall control.

12.          SECTION 409A. Your Stock Option is intended not to provide for a “deferral of compensation” within the meaning of Section 409A of the Code, and shall be interpreted and administered consistent with such intent. If any provision of the Plan or the Award Agreement causes your Stock Option to be subject to the requirements of Section 409A of the Code, or could otherwise cause you to be subject to the interest and penalties under Section 409A of the Code, such provision shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the requirements of Section 409A of the Code and, notwithstanding any provision in the Plan or the Award Agreement to the contrary, the Committee shall have broad authority to amend the Award Agreement, without your approval, to the extent necessary or desirable to ensure that an Award is not subject to interest and penalties under Section 409A of the Code.